Exhibit 99.1

Xilio Therapeutics Announces Pipeline and Business Updates and First Quarter 2024 Financial Results

Expect to initiate Phase 2 trial for XTX101, a tumor-activated, Fc-enhanced anti-CTLA-4, in combination with atezolizumab in patients with microsatellite stable colorectal cancer (MSS CRC) in the third quarter of 2024

Plan to report clinical data for XTX101 and XTX301, a tumor-activated IL-12, in the fourth quarter of 2024

Advancing research-stage pipeline of tumor-activated bispecifics and immune cell engagers

Anticipate cash runway into the second quarter of 2025

WALTHAM, Mass., May 14, 2024 -- Xilio Therapeutics, Inc. (Nasdaq: XLO), a clinical-stage biotechnology company discovering and developing tumor-activated immuno-oncology therapies for people living with cancer, today announced pipeline progress and business updates and reported financial results for the first quarter ended March 31, 2024.

“In the first quarter, our team remained hard at work advancing our differentiated pipeline of clinical-stage tumor-activated I-O therapies, and we believe we are well-positioned to execute on several anticipated near-term clinical milestones and potential value-drivers in the coming year,” said René Russo, Pharm.D., president and chief executive officer of Xilio. “Looking ahead, we continue to focus on advancing the clinical development of XTX301, our tumor-activated IL-12, and XTX101, our tumor-activated, Fc-enhanced anti-CTLA-4, with clinical data from both programs expected later this year. In addition, we are encouraged by the progress we have made in our research-stage pipeline to design and develop tumor-activated bispecific and immune cell engager molecules.”

Pipeline and Business Updates

XTX101: tumor-activated anti-CTLA-4

XTX101 is an investigational tumor-activated, Fc-enhanced, high affinity binding anti-CTLA-4 designed to block CTLA-4 and deplete regulatory T cells when activated (unmasked) in the tumor microenvironment (TME). XTX101 is currently being evaluated in combination with atezolizumab in an ongoing Phase 1 clinical trial in patients with advanced solid tumors.

Xilio plans to:

●	Select a recommended Phase 2 dose for XTX101 in combination with atezolizumab and initiate the Phase 2 portion of the trial in patients with MSS CRC in the third quarter of 2024.
●	Report initial Phase 2 data for XTX101 in combination with atezolizumab in approximately 20 patients with MSS CRC in the fourth quarter of 2024 and in approximately 20 additional patients (40 patients total) in the first quarter of 2025.

XTX301: tumor-activated, engineered IL-12

XTX301 is an investigational tumor-activated, engineered IL-12 molecule designed to potently stimulate anti-tumor immunity and reprogram the TME of poorly immunogenic “cold” tumors towards an inflamed, or “hot,” state.

In March 2024, Xilio and Gilead Sciences, Inc. (Gilead) announced an exclusive license agreement for Xilio’s tumor-activated IL-12 program, including XTX301, and a stock purchase agreement with Gilead. Under the terms of the agreements:

●	Xilio received $43.5 million in upfront payments, including a cash payment of $30.0 million and an initial equity investment by Gilead of approximately $13.5 million in Xilio common stock.
●	In April 2024, Xilio received aggregate gross proceeds of approximately $3.3 million from an additional private placement with Gilead under the stock purchase agreement. Xilio is eligible to receive up to approximately $8.2 million in additional gross proceeds from up to two additional equity investments by Gilead.
●	In addition to the equity investments by Gilead, Xilio is eligible to receive up to a total of $592.5 million in contingent payments under the license agreement, including a $75.0 million transition fee and specified development, regulatory and sales-based milestones. Xilio is also eligible to receive tiered royalties ranging from high single digits to mid-teens on annual global net product sales.

For more information, read the press release here.

XTX301 is currently being evaluated in Phase 1 monotherapy dose escalation in patients with advanced solid tumors. Xilio today reaffirmed plans to report Phase 1 safety, pharmacokinetic and pharmacodynamic data for XTX301 in patients with advanced solid tumors in the fourth quarter of 2024.

Tumor-activated bispecific and immune cell engager programs

Xilio’s research-stage development efforts are focused on advancing a pipeline of tumor-activated bispecifics and immune cell engagers, including tumor-activated cell engagers and tumor-activated effector-enhanced cell engagers.

●	In April 2024, Xilio presented preclinical data from the company’s first bispecific program, XTX501, a tumor-activated PD-1/IL-2 bispecific development candidate, at the American Association for Cancer Research (AACR) Annual Meeting 2024 in San Diego, California. The preclinical data presented at AACR suggest that XTX501 has the potential to improve upon the anti-tumor activity of existing PD-1/PD-L1 immunotherapies while maintaining a favorable therapeutic index. For more information, read the poster presentation here.

XTX202: tumor-activated, engineered IL-2

XTX202 is an investigational tumor-activated, beta-gamma biased IL-2 designed to potently stimulate CD8+ effector T cells and natural killer (NK) cells without concomitant stimulation of regulatory T cells when activated (unmasked) in the tumor microenvironment.

●	In March 2024, Xilio announced additional data from its Phase 2 clinical trial evaluating XTX202 in patients with metastatic renal cell carcinoma or unresectable or metastatic melanoma. For more information, read the press release here.
●	In March 2024, Xilio also announced plans to discontinue further investment in XTX202 as a monotherapy as part of a strategic portfolio reprioritization. Xilio continues to explore strategic opportunities to continue to develop XTX202 in combination with other agents.

Upcoming Presentations

Xilio will present data from the Phase 1/2 trial for XTX202 in advanced solid tumors in a poster presentation at the 2024 American Society of Clinical Oncology (ASCO) Annual Meeting in Chicago, Illinois from May 31 to June 4, 2024.

Poster Title: Phase 1/2 study of XTX202, a tumor-activated IL-2βγ, in advanced solid tumors.

Session Name: Developmental Therapeutics—Immunotherapy

Abstract: 2595

Session Date and Time: June 1, 2024 at 9:00 am C.T. – 12:00 pm C.T.

Corporate Updates

●	In March 2024, Xilio implemented a strategic portfolio prioritization designed to focus its resources on rapidly advancing clinical development for XTX301 and XTX101 and leveraging the company’s promising research platform to advance differentiated tumor-activated bispecific and immune cell engager molecules.
●	In April 2024, Xilio closed a private placement equity financing with certain existing accredited investors, including Bain Capital Life Sciences and Rock Springs Capital, and received aggregate gross proceeds of approximately $11.3 million, before deducting placement agent fees and expenses payable by the company.

First Quarter 2024 Financial Results

●	Cash Position: Cash and cash equivalents were $34.0 million as of March 31, 2024, compared to $44.7 million as of December 31, 2023. In addition, in April 2024, Xilio received approximately $44.6 million in gross proceeds related to the upfront payment under the license agreement with Gilead and the private placements with certain existing investors and Gilead.
●	Research & Development (R&D) Expenses: R&D expenses were $10.4 million for the quarter ended March 31, 2024, compared to $16.1 million for the quarter ended March 31, 2023. The decrease was primarily driven by decreased spending related to early-stage research programs and indirect research and development, decreased manufacturing activities for XTX301, decreased personnel-related costs and a reduction of XTX101 costs due to a cost-sharing payment earned under the clinical trial collaboration with F. Hoffmann-La Roche Ltd. (Roche), partially offset by increases in clinical development activities for XTX101 and XTX202.
●	General & Administrative (G&A) Expenses: G&A expenses were $6.1 million for the quarter ended March 31, 2024, compared to $7.4 million for the quarter ended March 31, 2023. The decrease was primarily driven by decreased personnel-related costs and professional and consulting fees.
●	Net Loss: Net loss was $17.2 million for the quarter ended March 31, 2024, compared to $22.6 million for the quarter ended March 31, 2023.

Financial Guidance

Based on its current operating plans, Xilio anticipates that its existing cash and cash equivalents as of March 31, 2024, together with the $30.0 million upfront payment received in April 2024 under the license agreement with Gilead and approximately $14.6 million in aggregate gross proceeds received in April 2024 from private placements with certain existing investors and Gilead, will be sufficient to fund its operating expenses and capital expenditure requirements into the second quarter of 2025.

About XTX101 (anti-CTLA-4) and the Phase 1/2 Combination Clinical Trial

XTX101 is an investigational tumor-activated, Fc-enhanced, high affinity binding anti-CTLA-4 monoclonal antibody designed to block CTLA-4 and deplete regulatory T cells when activated (unmasked) in the tumor microenvironment (TME). In the third quarter of 2023, Xilio entered into a co-funded clinical trial collaboration with Roche to evaluate XTX101 in combination with atezolizumab (Tecentriq®) in a multi-center, open-label Phase 1/2 clinical trial. Xilio is currently evaluating the safety and tolerability of the combination in patients with advanced solid tumors in the Phase 1 dose escalation portion of the clinical trial. Subject to the results of Phase 1 combination dose escalation, Xilio plans to evaluate the safety and efficacy of the combination in the Phase 2 portion of the clinical trial in patients with microsatellite stable colorectal cancer. Please refer to NCT04896697 on www.clinicaltrials.gov for additional details.

About XTX301 (IL-12) and the Phase 1 Clinical Trial

XTX301 is an investigational tumor-activated IL-12 designed to potently stimulate anti-tumor immunity and reprogram the tumor microenvironment (TME) of poorly immunogenic “cold” tumors towards an inflamed or “hot” state. In March 2024, Xilio entered into an exclusive license agreement with Gilead Sciences, Inc. for Xilio’s tumor-activated IL-12 program, including XTX301. Xilio is currently evaluating the safety and tolerability of XTX301 as a monotherapy in patients with advanced solid tumors in a first-in-human, multi-center, open-label Phase 1 clinical trial. Please refer to NCT05684965 on www.clinicaltrials.gov for additional details.

About XTX202 (IL-2) and the Phase 2 Clinical Trial

XTX202 is an investigational tumor-activated, beta-gamma biased IL-2 designed to potently stimulate CD8+ effector T cells and natural killer (NK) cells without concomitant stimulation of regulatory T cells when activated (unmasked) in the TME. The Phase 2 clinical trial is a multi-center, open-label trial designed to evaluate the safety and efficacy of XTX202 as a monotherapy in patients with unresectable or metastatic melanoma and metastatic renal cell carcinoma who have progressed on standard-of-care treatment. Please refer to NCT05052268 on www.clinicaltrials.gov for additional details.

About Xilio Therapeutics

Xilio Therapeutics is a clinical-stage biotechnology company discovering and developing tumor-activated immuno-oncology (I-O) therapies with the goal of significantly improving outcomes for people living with cancer without the systemic side effects of current I-O treatments. The company is using its proprietary platform to advance a pipeline of novel, tumor-activated clinical and preclinical I-O molecules that are designed to optimize the therapeutic index by localizing anti-tumor activity within the tumor microenvironment, including tumor-activated cytokines and antibodies (including bispecifics) and immune cell engagers (including tumor-activated cell engagers and tumor-activated effector-enhanced cell engagers). Learn more by visiting http://www.xiliotx.com and follow us on LinkedIn (Xilio Therapeutics, Inc.).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, expectations and anticipated milestones for XTX101, XTX301 and XTX202; Xilio’s intent and ability to explore strategic opportunities to develop XTX202 in combination with other agents; the potential for Xilio to leverage its research platform to develop tumor-activated bispecific and cell engager molecules; the potential benefits of any of Xilio’s current or future product candidates in treating patients as a monotherapy or combination therapy; Xilio’s estimated cash and cash equivalents and the period in which Xilio expects to have cash to fund its operations; and Xilio’s strategy, goals and anticipated financial performance, milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, general market conditions; Xilio’s ability to successfully achieve the benefits of the strategic portfolio reprioritization and workforce reduction; risks and uncertainties related to ongoing and planned research and development activities, including initiating, conducting or completing preclinical studies and clinical trials and the timing and results of such preclinical studies or clinical trials; the delay of any current or planned preclinical studies or clinical trials or the development of Xilio’s current or future product candidates; Xilio’s ability to obtain and maintain sufficient preclinical and clinical supply of current or future product candidates; Xilio’s advancement of multiple early-stage programs; interim or preliminary preclinical or clinical data or results, which may not be replicated in or predictive of future preclinical or clinical data or results; Xilio’s ability to successfully demonstrate the safety and efficacy of its product candidates and gain approval of its product candidates on a timely basis, if at all; results from preclinical studies or clinical trials for Xilio’s product candidates, which may not support further development of such product candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of current or future clinical trials; Xilio’s ability to obtain, maintain and enforce patent and other intellectual property protection for current or future product candidates; Xilio’s ability to obtain and maintain sufficient cash resources to fund its operations; the impact of international trade policies on Xilio’s business, including U.S. and China trade policies; Xilio’s ability to maintain its clinical trial collaboration with Roche to develop XTX101 in combination with atezolizumab; and Xilio’s ability to maintain its license agreement with Gilead to develop and commercialize XTX301. These and other risks and uncertainties are described in greater detail in the sections entitled “Risk Factor Summary” and “Risk Factors” in Xilio’s filings with the U.S. Securities and Exchange Commission (SEC), including Xilio’s most recent Annual Report on Form 10-K and any other filings that Xilio has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Xilio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Xilio explicitly disclaims any obligation to update any forward-looking statements.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

TECENTRIQ is a registered trademark of Genentech USA, Inc., a member of the Roche Group.

Contacts:

Investors: Melissa Forst Argot Partners Xilio@argotpartners.com	Media: Dan Budwick 1AB dan@1abmedia.com

XILIO THERAPEUTICS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$33,980	$44,704
Other assets	48,629	16,222
Total assets	$82,609	$60,926
Liabilities and Stockholders’ Equity
Liabilities	$56,844	$24,099
Stockholders’ equity	25,765	36,827
Total liabilities and stockholders’ equity	$82,609	$60,926

XILIO THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating expenses(1)
Research and development	$10,400	$16,131
General and administrative	6,139	7,395
Restructuring	948	—
Total operating expenses	17,487	23,526
Loss from operations	(17,487)	(23,526)
Other income (expense), net
Other income (expense), net	284	880
Total other income (expense), net	284	880
Net loss and comprehensive loss	$(17,203)	$(22,646)
Net loss per share, basic and diluted	$(0.62)	$(0.83)
Weighted average common shares outstanding, basic and diluted	27,912,584	27,433,252

(1)	Operating expenses include the following amounts of non-cash stock-based compensation expense:

	Three Months Ended March 31,
	2024	2023
Research and development expense	$506	$573
General and administrative expense	1,327	1,218
Total stock-based compensation expense	$1,833	$1,791